Exhibit 3.11b

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLANTIC BROADBAND (PENN), LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of March 1, 2004, of Atlantic Broadband (Penn), LLC, a Delaware limited liability company (the “Company”), is made by Atlantic Broadband Finance, LLC, a Delaware limited liability company, as Member (the “Member”).

WHEREAS, on September 15, 2003, the Company was formed pursuant to, and in accordance with, the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et. Seq (the “Delaware Act”) pursuant to a Limited Liability Company Agreement dated as of September 15, 2003 (the “Original Agreement”).

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Name. The name of the limited liability company formed hereby is Atlantic (Penn), LLC (the “Company”).

2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3. Members. The name and mailing address of the Member is as follows:

Name	Address
Atlantic Broadband Finance, LLC	One Batterymarch Park Suite 405 Quincy, MA 02169

4. Units. The Company shall be authorized to issue one thousand (1,000) Units (“Units”), all of which shall be issued to the Member. Units shall be personal property for all purposes hereunder.

5. Certificate of Membership Interest. The Company shall issue to the Member a limited liability company certificate (a “Certificate”), evidencing the Units in the Company held by such Member. The Certificate shall be transferable only on the books of the Company, to be kept by the Secretary of the Company, on surrender thereof by the registered holder in person or by attorney, and until so transferred the Company may treat the registered holder of a Certificate as the owner of the interest evidenced thereby for all purposes whatsoever. For the purposes of Article 8 in any Uniform Commercial Code, each interest in the Company as evidenced by a Certificate shall be deemed to be a “security”, as such term is defined in any Uniform Commercial Code.

6. Capital Contributions by the Member. The Member shall not be obligated to make capital contributions to the Company and the Units shall be nonassessable.

7. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated entirely to the Member, and the Member’s distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be determined and allocated in accordance with this Section 7 to the fullest extent permitted by §§ 704(b) and (c) of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.

8. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board (as defined in Section 9).

9. Board of Managers.

(a) Establishment. There is hereby established a committee (the “Board”) comprised of natural Persons (the “Managers”) having the authority and duties set forth in this Agreement and the Delaware Act. For all business that is put to the vote of the Board, each Manager of the Company that is an ABRY Director (as such term is defined in Section 9(c) hereof) shall be entitled to two (2) votes and each other Manager shall be entitled to one vote. Any decisions to be made by the Board shall require the approval of a majority of the Board. Except as provided in the immediately preceding sentence, no Manager acting alone, or with any other Manager or Managers, shall have the power to act for or on behalf of, or to bind the Company in his or her capacity as a Manager. Each Manager shall be a “manager” (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Manager shall have any rights or powers beyond the rights and powers granted to such Manager in this Agreement. Managers need not be residents of the State of Delaware.

(b) Powers. The business and affairs of the Company shall be managed by or under the direction of the Board. All actions outside of the ordinary course of business of the Company, to be taken by or on behalf of the Company, shall require the approval of the Board. Managers shall have the duties, powers and rights of Managers under Delaware law applicable to directors of corporations organized under the Delaware General Corporation Law.

(c) Number of Managers; Term of Office. The authorized number of Managers shall, as of the date hereof, be seven (7) Managers and hereafter the authorized number of Managers may be increased or decreased by the Board. The Managers shall, except as hereinafter otherwise provided for filling vacancies, be elected by vote of the Member and shall hold office until their respective successors are elected or until their earlier death, resignation or removal. The initial Managers shall be Blake R. Battaglia (“Battaglia”), Jay M. Grossman (“Grossman and together with Battaglia, the “ABRY Managers”), Daniel C. Budde; Benjamin Diesbach; David Keefe, Edward Holleran; and Jack Langer; and each such person shall hold office as a Manager until his or her respective successor is elected or until his or her earlier death, resignation or removal.

(d) The Member may remove, with or without cause, any Manager and fill the vacancy; provided that the appointment of such Manager is in accordance with the Members Agreement (the “Members Agreement”) of Atlantic Broadband Group, LLC. Vacancies caused by any such removal by the Member and not filled by the Member at a meeting at which such removal shall have been made or pursuant to the applicable written consent of the Member, may be filled by a majority of the Board, although less than a quorum, and any Manager so elected to fill any such vacancy shall hold office until his successor is elected or until his earlier death, resignation or removal.

(e) A member of the Board of Managers may resign at any time by giving written notice to that effect to the Company. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Manager or any vacancy for any other reason (including due to the authorization by the Board of a newly created Managership) and not filled by the

Member may be filled by a majority of the Board, although less than a quorum, and any Manager so elected to fill any such vacancy shall hold office until his successor is elected or until his earlier death, resignation or removal; provided that such Manager be elected in accordance with the terms of the Members Agreement.

(f) Meetings of the Board. The Board shall meet at such time and at such place (either within or without the State of Delaware) as the Board may designate; provided, however, that the Board shall meet a minimum of four times per calendar year. Meetings of the Board shall be held on at least three (3) Business Days’ (if the meeting is to be held in person) or two (2) Business Days’ (if the meeting is to be held by telephone communications) prior written notice to the Managers, or upon such shorter notice as may be approved by all of the Managers. Any Manager may waive such notice as to himself. A record shall be maintained by the Secretary of the Company of each meeting of the Board.

(g) Conduct of Meetings. Any meeting of the Managers may be held, and any Manager may attend and vote and be present at a meeting, in person (including by proxy given to another Manager) or telephonically. If any, but not all, of the ABRY Managers is present in person or telephonically at a meeting, then the other ABRY Manager(s) will be deemed to be present at such meeting by proxy and the ABRY Manager(s) present in person or telephonically will be entitled to cast the votes of the other ABRY Manager(s), whether or not they have been given a written proxy.

(h) Quorum. The presence (in person, telephonically, by proxy or by operation of this Section 9(h)) of a majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then Managers having a majority of the votes of the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(i) Attendance and Waiver of Notice. Attendance by a Manager at any meeting (in person, telephonically or by proxy) shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

(j) Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by a majority of the Board.

(k) Compensation of the Managers. Managers, as such, shall not receive any stated salary for their services, but shall receive such reasonable compensation for their services as may be from time to time agreed upon by the Member or by a Majority of the Board. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing contained in this Agreement shall be construed to preclude any Manager from serving the Company or any of its Subsidiaries in any other capacity and receiving reasonable compensation for such service.

(l) Chairman of the Board. A Majority of the Board may elect any one of the Managers to be the chairman of the board (the “Chairman”). At any time, the Chairman, if any, can be removed from his or her position as Chairman by a Majority of the Board. The Chairman shall preside at all meetings of the Board and at all meetings of the Member at which he or she shall be present.

10. Officers. The officers of the Company, if any, shall be appointed by the Board in their sole discretion. Unless such appointment provides otherwise, each officer so appointed shall have such powers and duties as are provided in the following:

(a) President. The President shall be the Chief Executive Officer of the Company. Subject to the direction of the Board, the President shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Company, and shall perform all duties incident to the office of a President in a corporation organized under the Delaware General Corporation Law. No person may hold the office of President, or act in place of the President in the case of absence or disability, unless such person is a citizen of the United States.

(b) Vice Presidents. The powers, duties, and responsibilities of the Vice Presidents shall be fixed by the President, with the approval of the Board. A Vice President may be designated as an Executive Vice President, a Senior Vice President or a Vice President with a functional title.

(c) Secretary. The Secretary shall attend all meetings of the members of the Company and record their proceedings, unless a temporary secretary be appointed. The Secretary shall give due notice, as required, of all meetings of the members of the Company, and the Secretary shall keep, or cause to be kept, at a place or places required by law, a record of the members and the Board of the Company, giving the names and addresses of all such members and managers. The Secretary shall be the custodian of all records, contracts, leases, and other papers and documents of the Company, unless otherwise directed by the Board, and shall perform such other duties as the Board, or the President, may designate. In the case of the Secretary’s absence or incapacity, the President may designate an appropriate officer to perform the duties of Secretary.

(d) Chief Financial Officer. The Chief Financial Officer shall receive, keep and disburse all moneys belonging to or coming to the Company, shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports thereof, shall keep a true record of expenses, losses, gains, assets, and liabilities of the Company, and shall perform such other duties in connection with the administration of the financial affairs of the Company as the Board, or the President, may designate. In the case of the Chief Financial Officer’s absence or incapacity, the President may designate an appropriate officer to perform the duties of Chief Financial Officer.

11. Subordinate Officers. Each subordinate officer shall hold office for such period, have such authority, and perform such duties as the Board may prescribe. The Board may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Each such officer shall also have such additional powers and duties as from time to time may be conferred by the Board. Any number of offices may be held by the same person. Each officer shall hold office until his or her successor shall be duly appointed and shall qualify or until his or her death, until he or she shall resign, or until he or she shall have been removed, either with or without cause, by the Board in its sole discretion. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed by the Board. Any appointment pursuant to this Section 11 may be revoked at any time by the Board. The initial officers of the Company are listed on Schedule 1.

12. Limitations on Authority. The authority of the Board over the conduct of the business affairs of the Company shall be subject only to such limitations as are expressly stated in this Agreement or in the Act.

13. Indemnification. The Company shall, to the fullest extent authorized by the Act, indemnify and hold harmless any member, manager, officer or employee of the Company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the Company.

14. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member to such effect; and (b) the entry of a decree of judicial dissolution under § 18-802 of the Act.

15. Consents. Any action that may be taken by the Member at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the Member.

16. Amendments. Except as otherwise provided in this Agreement or in the Act, this Agreement may be amended only by the written consent of the Member to such effect.

17. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by, the laws of the State of Delaware.

* * *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Amended and Restated Limited Liability Company Agreement as of the 1st day of March, 2004.

ATLANTIC BROADBAND FINANCE, LLC

By:	/S/ PATRICK BRATTON
Name: Patrick Bratton
Title: Chief Financial Officer

Schedule 1

Initial Officers

Chief Executive Officer	David Keefe

President and Chief Operating Officer	Edward Holleran

Chief Financial Officer	Patrick Bratton

Secretary and Vice President of Corporate Development	Matt Murphy

Vice President and Assistant Secretary	Jay Grossman

Vice President and Assistant Secretary	Blake Battaglia